Exhibit 32

Certification of Quarterly Report on Form 10-Q
of National Health Realty, Inc.
For The Quarter Ended June 30, 2007

The undersigned hereby certify, pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned=s best knowledge and belief, the Quarterly Report on Form 10-Q for National Health Realty, Inc. (AIssuer@) for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the AReport@):

(a)	fully complies with the requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

This Certification accompanies the Quarterly Report on Form 10-Q of the Issuer for the quarterly period ended June 30, 2007.

This Certification is executed as of  August 7, 2007.

/s/Robert G. Adams
Robert G. Adams
President

/s/Donald K. Daniel
Donald K. Daniel
Senior Vice President and Controller
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.